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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2018 relating to the consolidated financial statements of Focus Financial Partners, LLC appearing in the Prospectus, which is part of this Registration Statement.

        We consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2018 relating to the financial statements of Focus Financial Partners Inc., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 24, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM